                                    Exhibit 2 to Amendment No. 1 to Schedule 13D

                             JONES VOTING AGREEMENT

                  THIS JONES VOTING AGREEMENT (this "Agreement") is entered into this 13th day of July, 2000, by and among KING PHARMACEUTICALS, INC., a Tennessee corporation ("King"), SPIRIT ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of King ("Merger Sub"), and each of the undersigned stockholders (each a "Stockholder" and collectively, the "Stockholders") of JONES PHARMA INCORPORATED, a Delaware corporation ("Jones").

                  WHEREAS, the Stockholders own of record and beneficially the shares of common stock, par value $.04 per share, of Jones ("Jones Common Stock") set forth opposite their respective names on Schedule A hereto and desire to enter into this Agreement with respect to such shares of Jones Common Stock;

                  WHEREAS, King, Merger Sub and Jones have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Jones pursuant to the terms and conditions thereof; and

                  WHEREAS, as an essential condition and inducement to King and Merger Sub entering into the Merger Agreement, King has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

                  NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, agree as follows:

                             SECTION 1. DEFINITIONS

                  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms as in the Merger Agreement.


                                SECTION 2. VOTING

                  (a) Each Stockholder hereby agrees to appear, or cause the holder of record on any applicable record date (the "Record Holder") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of Jones and at any adjournment thereof at which matters relating to the Merger, Merger Agreement or any transaction contemplated thereby are considered.

                  (b) Each Stockholder further agrees that such Stockholder shall vote, or cause the Record Holder to vote, in person or by proxy all of the shares of Jones Common Stock or any other capital stock of Jones (together, the "Capital Stock") or any other voting interests in Jones now owned or hereafter acquired beneficially or of record by such Stockholder in favor of the Merger and the adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of Jones and by King) in connection with any meeting of, or solicitation of consents from, the stockholders of Jones at which or in connection with which the Merger and the Merger Agreement are submitted for the consideration and vote of the stockholders of Jones.

                  To the extent inconsistent with the foregoing provisions of this Section 2, each Stockholder revokes any and all previous proxies with respect to shares of Capital Stock owned beneficially or of record by such Stockholder.


                   SECTION 3. AGREEMENT BINDING ON TRANSFEREES

                  In the event that, at any time or from time to time, a Stockholder transfers any shares of Capital Stock to any party, which transfer shall be in compliance with the terms of this Agreement and any Affiliate Agreement entered into among such Stockholder, Jones and King, the transferee shall, unless otherwise consented to in writing by King, take such shares of Capital Stock subject to all provisions, conditions, and covenants of this Agreement, and, as a condition precedent to the transfer of such shares of Capital Stock, the transferee shall agree in writing to be bound by all provisions of this Agreement by executing and delivering a counterpart of this Agreement whereupon such transferee shall become a party hereto. In the event that there shall be any transfer to any person or entity pursuant to any provision of this Agreement and in compliance with the terms of this Agreement and any related Affiliate Agreement all references herein to the Stockholders or to a Stockholder shall be deemed to include such transferee, and the provisions of this Agreement shall thereafter be binding upon such transferee.


                          SECTION 4. FURTHER ASSURANCES

                  Each Stockholder shall, at King's own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in King the power to carry out and give effect to the provisions of this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) or transaction if such action would materially impair or materially interfere with the ability of any party to effectuate, carry out and comply with all of the terms of this Agreement.


          SECTION 5. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

                  Each Stockholder hereby, severally and not jointly, represents and warrants to King as follows:

                  (a) Such Stockholder has the legal capacity and all other power and authority necessary to enter into this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by King, Merger Sub and the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights generally and by the application of general principles of equity.

                  (b) The execution and delivery of this Agreement by such Stockholder and the consummation of the transactions herein contemplated by such Stockholder will not (i) to the knowledge of such Stockholder, conflict with or violate any law, regulation, court order, judgment or decree applicable to such Stockholder or by which the property of such Stockholder is bound or affected, or (ii) conflict with or result in any breach of or constitute a default under any contract or agreement to which such Stockholder is a party or by which such Stockholder or such Stockholder's property is bound or affected, which conflict, violation, breach or default would adversely affect such Stockholder's ability to perform the obligations of this Agreement.

                  (c) The execution and delivery of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby by such Stockholder do not and will not require any consent or other action by any Person under, any provision of any agreement, contract or other instrument binding on such Stockholder.

                  (d) The shares of Jones Common Stock reflected on Schedule A as being owned by such Stockholder are the only shares of voting Capital Stock of Jones or any other voting interests in Jones owned beneficially or of record by such Stockholder, and except as set forth in Schedule A, such Stockholder does not own any other options, warrants or rights to acquire shares of any class of capital stock of Jones or any other voting interests in Jones. Such Stockholder has the sole power respecting voting and transfer of such Stockholder's shares of Capital Stock. The shares and certificates representing such shares held by such Stockholder are now, and at all times during the term hereof will be, owned as indicated on Schedule A by such Stockholder, free and clear of all liens, claims, security interests, proxies, options, warrants or other rights, voting trusts or agreements, understandings or arrangements or any other Encumbrances whatsoever, except for any such Encumbrances or proxies arising under this Agreement.

                  (e) No investment banker, broker, finder or other intermediary is entitled to a fee or commission in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.


                    SECTION 6. COVENANTS OF EACH STOCKHOLDER

                  Except pursuant to the terms of this Agreement, no Stockholder shall without the prior written consent of King or Merger Sub, directly or indirectly, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Capital Stock or any options, warrants or other rights to acquire stock of Jones which would prevent such Capital Stock or options, warrants or rights from being voted in accordance with
Section 2 hereof.


                         SECTION 7. SPECIFIC PERFORMANCE

                  Each Stockholder acknowledges and agrees that there would be no adequate remedy at law for King or Merger Sub if such Stockholder fails to perform any of such Stockholder's obligations hereunder, and accordingly agrees that King and Merger Sub, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of such Stockholder under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction. Each Stockholder hereby waives any objection to the imposition of such relief or to the posting of a bond in connection therewith.


                            SECTION 8. GOVERNING LAW

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                         SECTION 9. PARTIES IN INTEREST

                  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and permitted assigns. If any Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional shares of Capital Stock or any other voting interests in Jones in any manner, whether by the exercise of any options or any securities or rights convertible into or exchangeable for shares of Capital Stock or any other voting interests in Jones, by operation of law or otherwise, such shares or other interests shall be held subject to all of the terms and provisions of this Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of such Stockholder or otherwise.


                              SECTION 10. AMENDMENT

                  This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.


                            SECTION 11. SEVERABILITY

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.


                               SECTION 12. WAIVER

                  Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a wavier of any prior or subsequent breach of the same or any other provision hereunder.


                               SECTION 13. NOTICES

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  If to a Stockholder:

                           To such Stockholder's address
                           or telecopier number as set forth
                           on Schedule A attached hereto
                              ----------

                  If to King or Merger Sub:

                           King Pharmaceuticals, Inc.
                           501 Fifth Street
                           Bristol, Tennessee 37620
                           Telecopier No.:  (423) 989-6282
                           Attention: Chief Executive Officer

                  With a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           Suite 1100
                           8300 Greensboro Drive
                           McLean, Virginia  22102
                           Telecopier No.:  (703) 610-6200
                           Attention:       Richard T. Horan, Jr., Esq.
                                            Thomas E. Repke, Esq.


                    SECTION 14. ENTIRE AGREEMENT; ASSIGNMENT

                  This Agreement, together with the affiliate agreements (if and to the extent entered into by any Stockholder and King), (a) constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and (b) shall not be assigned by operation of law or otherwise, except that this Agreement shall be binding upon each Stockholder and each Stockholder's successors and assigns.


                              SECTION 15. HEADINGS

                  Section headings are included solely for convenience and are not considered to be part of this Agreement and are not intended to be an accurate description of the contents thereof.


                            SECTION 16. COUNTERPARTS

                  This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                             SECTION 17. TERMINATION

                  This Agreement and all of the parties' rights and obligations hereunder shall terminate on the earlier to occur of (a) the date on which the Merger Agreement is validly terminated pursuant to Section 9.1 thereof, or (b) the Effective Time (the "Termination Date"); provided, however, that in the event Jones becomes obligated to pay a Termination Fee to King pursuant to
Section 9.5 of the Merger Agreement, the Termination Date shall mean the date on which such Termination Fee is received by King.


            SECTION 18. OFFICERS AND DIRECTORS; AFFILIATE AGREEMENTS

                  (a) Notwithstanding anything else herein to the contrary but subject to the proviso set forth in this Section 18(a), (i) nothing set forth herein shall be deemed to restrict or otherwise prohibit a Stockholder who is an officer or director of Jones from exercising, in such individual's capacity as an officer or director of Jones, what such Stockholder believes in good faith to be his or her fiduciary duties as an officer or director of Jones to the stockholders of Jones, and any such exercise of such Stockholder's fiduciary duties shall not constitute a breach of this Agreement and (ii) no action or inaction required hereby shall require a Stockholder who is an officer or director of Jones to take any action or refrain from taking any action, in such individual's capacity as an officer or director of Jones, that such Stockholder believes in good faith is required by or would be a breach of his or her fiduciary duties as an officer or director of Jones to the stockholders of Jones; provided, however, that, notwithstanding the foregoing, with respect to any matter set forth in Section 7.9 of the Merger Agreement, each Stockholder who is an officer or director of Jones shall exercise his or her fiduciary duties to the stockholders of Jones pursuant to and in accordance with the provisions of Section 7.9 of the Merger Agreement.

                  (b) Each Stockholder who also executes and enters into an Affiliate Agreement hereby agrees and acknowledges that, notwithstanding any other provisions of this Agreement and in addition to any obligations of such Stockholder hereunder, such Stockholder is and will be subject to all of the terms and provisions of such Affiliate Agreement and the obligations of such Stockholder contained in such Affiliate Agreement are and will be independent, separate and apart from the obligations of such Stockholder hereunder.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Jones Voting Agreement, or have caused this Jones Voting Agreement to be executed and delivered on their behalf, as of the date first above written.



                                    KING PHARMACEUTICALS, INC.


                                    By:
                                       -----------------------------------
                                               John M. Gregory
                                               Chairman of the Board and
                                               Chief Executive Officer


                                    SPIRIT ACQUISITION CORP.


                                    By:
                                       -----------------------------------
                                                 John M. Gregory
                                                 President


                                    STOCKHOLDERS:

                                    DENNIS M. JONES


                                    --------------------------------------



                                    DENNIS M. JONES REVOCABLE TRUST


                                    By:
                                       -----------------------------------
                                               Dennis M. Jones, Trustee


                                    JUDITH A. JONES


                                    --------------------------------------


                                    JUDITH A. JONES REVOCABLE TRUST


                                    By:
                                       -----------------------------------
                                               Judith A. Jones, Trustee

                                    MICHAEL T. BRAMBLETT


                                    --------------------------------------


                                    G. ANDREW FRANZ REVOCABLE TRUST


                                    By:
                                       -----------------------------------
                                               G. Andrew Franz, Trustee



                                    G. ANDREW FRANZ


                                    --------------------------------------


                                    J. DENISE FRANZ REVOCABLE TRUST


                                    By:
                                       -----------------------------------
                                               J. Denise Franz, Trustee


                                    G. ANDREW FRANZ AND J. DENISE FRANZ, joint tenants with right of survivorship


                                    By:
                                       -----------------------------------
                                               G. Andrew Franz


                                    By:
                                       -----------------------------------
                                               J. Denise Franz


                                    NATALIE FRANZ


                                    By:
                                       -----------------------------------
                                               J. Denise Franz,
                                               as custodian for the benefit of
                                               Natalie Franz under UTMA

                                    MADELINE FRANZ


                                    By:
                                       -----------------------------------
                                               J. Denise Franz,
                                               as custodian for the benefit of
                                               Madeline Franz under UTMA



                                    EDWARD A. CHOD


                                    --------------------------------------


                                    THOMAS F. PATTON, Ph.D.


                                    --------------------------------------


                                    J. HORD ARMSTRONG, III


                                    --------------------------------------

                                   SCHEDULE A



-------- ---------------------------------------------- -------------------------------- --------------------------------
            STOCKHOLDER NAME, ADDRESS AND TELEPHONE        JONES COMMON STOCK                JONES COMMON STOCK
                            NUMBER                          OWNED OF RECORD                 OWNED BENEFICIALLY 1/
-------- ---------------------------------------------- -------------------------------- --------------------------------
1.       Dennis M. Jones Revocable Trust                          4,064,242                         4,064,242
         c/o Jones Pharma Incorporated
         1945 Craig Road
         St. Louis, Missouri  63146

-------- ---------------------------------------------- -------------------------------- --------------------------------
2.       Dennis M. Jones                                                  -                         1,215,000
         c/o Jones Pharma Incorporated
         1945 Craig Road
         St. Louis, Missouri 63146
-------- ---------------------------------------------- -------------------------------- --------------------------------
3.       Judith A. Jones Revocable Trust                          2,297,107                         2,297,107
         c/o Jones Pharma Incorporated
         1945 Craig Road
         St. Louis, Missouri  63146

-------- ---------------------------------------------- -------------------------------- --------------------------------
4.       Judith A. Jones                                                  -                           303,750
         c/o Jones Pharma Incorporated
         1945 Craig Road
         St. Louis, Missouri 63146
-------- ---------------------------------------------- -------------------------------- --------------------------------
5.       Michael T. Bramblett                                       129,627                           149,877
         c/o Jones Pharma Incorporated
         1945 Craig Road
         St. Louis, Missouri  63146

-------- ---------------------------------------------- -------------------------------- --------------------------------
6.       G. Andrew Franz Revocable                                  105,395                           105,395
              Trust
         c/o Jones Pharma Incorporated
         1945 Craig Road
         St. Louis, Missouri  63146

-------- ---------------------------------------------- -------------------------------- --------------------------------
7.       G. Andrew Franz                                                  -                            16,087
         c/o Jones Pharma Incorporated
         1945 Craig Road
         St. Louis, Missouri 63146
-------- ---------------------------------------------- -------------------------------- --------------------------------
8.       J. Denise Franz Revocable                                  219,052                           219,052
              Trust
         c/o Jones Pharma Incorporated
         1945 Craig Road
         St. Louis, Missouri  63146

-------- ---------------------------------------------- -------------------------------- --------------------------------
9.       G. Andrew Franz and J. Denise                               33,490                            33,490
             Franz
         c/o Jones Pharma Incorporated
         1945 Craig Road
         St. Louis, Missouri  63146

-------- ---------------------------------------------- -------------------------------- --------------------------------


--------
1/ Includes shares of Jones Common Stock issuable upon the exercise of stock options as of the date of this Agreement.

-------- ---------------------------------------------- -------------------------------- --------------------------------
            STOCKHOLDER NAME, ADDRESS AND TELEPHONE           JONES COMMON STOCK                JONES COMMON STOCK
                            NUMBER                             OWNED OF RECORD                 OWNED BENEFICIALLY 1/
-------- ---------------------------------------------- -------------------------------- --------------------------------
10.      Natalie Franz                                                36,471                           36,471
         c/o Jones Pharma Incorporated
         1945 Craig Road
         St. Louis, Missouri  63146

-------- ---------------------------------------------- -------------------------------- --------------------------------
11.      Madeline Franz                                              33,906                            33,906
         c/o Jones Pharma Incorporated
         1945 Craig Road
         St. Louis, Missouri  63146

-------- ---------------------------------------------- -------------------------------- --------------------------------
12.      Edward A. Chod                                              20,044                            26,794
         10 South Broadway
         Suite 2000
         St. Louis, Missouri  63110

-------- ---------------------------------------------- -------------------------------- --------------------------------
13.      Thomas F. Patton, Ph.D.                                      7,362                            14,724
         4588 Parkview Place
         St. Louis, Missouri  63110

-------- ---------------------------------------------- -------------------------------- --------------------------------
14.      J. Hord Armstrong, III                                       2,250                             9,000
         8000 Maryland Avenue
         Suite 900
         St. Louis, Missouri  63105

-------- ---------------------------------------------- -------------------------------- --------------------------------